  As filed with the Securities and Exchange Commission on September 26, 1997

                                                       Registration No. 33-64274
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)

                  Delaware                           75-2347769
       (State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)           Identification No.)

810 Houston Street, Suite 2000, Fort Worth, Texas      76102
    (Address of Principal Executive Offices)         (Zip Code)

               CROSS TIMBERS OIL COMPANY EMPLOYEES' 401(K) PLAN
                           (Full title of the plan)

                              MR. BOB R. SIMPSON
                        810 HOUSTON STREET, SUITE 2000
                           FORT WORTH, TEXAS  76102
                    (Name and address of agent for service)

                                (817) 870-2800
         (Telephone number, including area code, of agent for service)

                                  ----------

                                   Copy to:

                          KELLY, HART & HALLMAN, P.C.
                          201 Main Street, Suite 2500
                           Fort Worth, Texas  76102
                            Attn: F. Bernasek, Esq.

                        Calculation of Registration Fee

============================================================================================
 TITLE OF SECURITIES       AMOUNT            PROPOSED            PROPOSED         AMOUNT OF
        TO BE               TO BE        MAXIMUM OFFERING    MAXIMUM AGGREGATE  REGISTRATION
     REGISTERED        REGISTERED (1)   PRICE PER SHARE (2)   OFFERING PRICE       FEE (2)
--------------------------------------------------------------------------------------------
   Common Stock,          300,000            $10.8333            $3,250,000     $1,015.63 (3)
   $.01 par value

_________

(1) Pursuant to Rule 416(b), the number of shares of Common Stock registered under Registration Statement No. 33-64274 has been increased by 100,000 shares pursuant to adjustments under the Cross Timbers Oil Company Employees' 401(k) Plan to prevent dilution resulting from the three-for-two stock split effected as a stock dividend on March 19, 1997. Pursuant to Rule 416(a) the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2) Computed pursuant to Rules 457 (c) and (h) based on the average of the bid and asked price on June 4, 1993, adjusted for the effect of the March 19, 1997 three-for-two stock split. No additional filing fee is required.
(3) Previously paid.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS.

          EXHIBIT NUMBER                                                PAGE
          AND DESCRIPTION                                              NUMBER
          ---------------                                              ------

     (5)  Opinion re legality

          5.1  Kelly, Hart & Hallman, P.C.

     (15) Letter re unaudited interim financial information

          15.1 Awareness letter of Arthur Andersen LLP

     (23) Consents of experts and counsel

          23.1  Consent of Arthur Andersen LLP
          23.2  Consent of Kelly, Hart & Hallman P.C.
                (included in its opinion filed as Exhibit 5.1

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 26, 1997.


                                    CROSS TIMBERS OIL COMPANY


                                    By:  /s/ BOB R. SIMPSON
                                         --------------------------------------
                                         Bob R. Simpson
                                         Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                       TITLE                          DATE
      ---------                       -----                          ----

/s/ BOB R. SIMPSON          Chairman of the Board; Chief      September 26, 1997
------------------------     Executive Officer; Director
Bob R. Simpson               (Principal Executive Officer)

/s/ STEFFEN E. PALKO        Vice Chairman; President;         September 26, 1997
------------------------     Director
Steffen E. Palko

/s/ J. RICHARD SEEDS        Executive Vice President;         September 26, 1997
------------------------     Director
J. Richard Seeds

/s/ LOUIS G. BALDWIN        Senior Vice President; Chief      September 26, 1997
------------------------     Financial Officer; (Principal
Louis G. Baldwin             Financial Officer)

/s/ BENNIE G. KNIFFEN       Senior Vice President; Controller September 26, 1997
------------------------     (Principal Accounting Officer)
Bennie G. Kniffen

/s/ J. LUTHER KING, JR.*    Director                          September 26, 1997
------------------------
J. Luther King, Jr.

                            Director
------------------------
Jack P. Randall

/s/ SCOTT G. SHERMAN*       Director                          September 26, 1997
------------------------
Scott G. Sherman

*By: /s/ BOB R. SIMPSON
     -------------------
     Bob R. Simpson
     Attorney-in-fact

                                      -3-